                                                                  Exhibit 10.4

In this document an "#" indicates that confidential material has been omitted pursuant to a request for confidential treatment filed with the Office of the
Secretary of the Securities and Exchange Commission together with the omitted material.

                                                        September 8, 1999

WellPoint Pharmacy Management
4553 La Tienda Drive
Thousand Oaks, CA 91362

Attention:  Michael Nameth,
            General Manager

Re:   Binding Letter of Intent for Pilot and Production Programs

Ladies and Gentlemen:

      This letter  summarized the proposed terms for the  implementation  of a pilot program (the "Pilot  Program") by Professional  Claims  Services,  Inc.,
doing business as WellPoint Pharmacy Management ("WPM"),  for the introduction of the pharmacy  management  component (the "RX Software") of  Cymedix.com,  a proprietary  software  product  (the  "Software")  developed  by Cymedix  Lynx
Corporation ("Cymedix"),  and the integration of the RX Software with the data systems of WPM and  providers  identified  by WPM  ("Pilot  Providers").  This letter also  summarizes  the general  terms of the  production  programs  (the
"Production  Programs")  that WPM will  assist  Cymedix in  implementing  with
WellPoint  (Blue Cross of  California  and  Unicare)  and other  health  plans
(collectively,  the "Health Plans"), with the intent to expand the product and product  applications  among other physicians and industry  service  providers under contract with the Health Plans.

      Objective of the Pilot  Program.  The Pilot  Program  will  establish an electronic  communication  link between WPM and the Pilot Providers,  enabling
WPM to evaluate the  viability of the link and the value of the RX Software to the Health  Plans and  determine  whether  to seek  further  participation  by
Health Plans in the  introduction  of the Software  pursuant to the Production
Programs.

      Objective  of the  Production  Programs.  Each  Production  Program will establish  an  electronic  communication  link for use of the  Software by the
Health  Plan,  WPM and the  providers  under  contract  with the  Health  Plan
("Production Providers").

      Overview of Cymedix.com.  As discussed with  representatives of WPM, the
Software  employs  Internet  technology  to enable  industry  participants  to
effectively   communicate   vital   medical,   financial  and   administrative
information  over the Internet on a secure basis.  The Software is designed to
allow  users  to  expedite  standard  administrative  transactions,   simplify
communications,  improve  patient  care  and  reduce  the  cost of that  care.
Because  of  the  Software's  modular   architecture,   health  plan  insurers
sponsoring  the   implementation  of  Cymedix.com  with  their   participating
physicians  and industry  service  providers  can elect to introduce  specific
functionality   modules  of  the  Software  ("Modules")  in  phases.   Cymedix
represents and warrants that the Software,  as installed for the Pilot Program and,  if  implemented,  the  Production  Providers,  will meet or  exceed  the requirements  for encryption of  authentications  and  identifications  as set forth in the HCFA Internet Security Policy issued on November 24, 1998.

      Pilot  Procedures.  During  the period of up to 30 days  following  your acceptance of this proposal,  representatives of Cymedix and WPM will exchange relevant  information and confer on a regular basis to develop more definitive terms and  conditions  for the Pilot  Program  , with a view to  completing  a detailed document  describing the Pilot Program (the "Pilot Agreement") by the
end  of  the  period  and  commencing   installation   procedures  immediately
thereafter.  The  Pilot  Agreement  will  set  forth  objective  criteria  for determining the success of the Pilot Program (the "Pilot Criteria").

      Pilot  Objectives  and Issues.  In developing the Pilot  Agreement,  the objective  of  the  parties  will  be  to  identify  the  intended  scope  and parameters of the Pilot Program and resolve the following issues:

o     Applications  -  Identification  of specific  applications  to be tested during the Pilot Program

o     Pilot  Participants  - Confirmation  and consent of the Pilot  Providers and identification of responsible personnel in each organization

o     System Analysis - Completion of technical analysis  (hardware,  software and platforms) for WPM and each Pilot Provider

o     Tasks -  Identification  of specific tasks necessary for  implementation and  management  of the Pilot  Program and  assignment  of  personnel responsible  for each task,  including  WellPoint's  best  efforts to complete the information system issues outlined in Schedule A

o     Systems  Modifications  -  Identification  of  any  additional  hardware requirements,  technical  development or software  programming needed for completion of tasks

o     Scheduling - Specification of time frames  anticipated for completion of each task

Summary of the Pilot Program. At the  commencement  of the Pilot Program,  the
RX  Software  will be  installed  by Cymedix  on site at the Pilot  Providers.
Arrangements  for installation and utilization of the RX Software at the Pilot
Providers  will be made by WPM,  which will use its best efforts to obtain the
cooperation   of  the   appropriated   personnel   at  tall   Pilot   Provider
organizations.  Cymedix will make its technical  personnel available to assist in installing and testing of the RX Software,  which will initially be limited to  the  pharmacy  management  applications  to  be  specified  in  the  Pilot
Agreement.

The  Pilot  Program  will be  conducted  for a period  specified  in the Pilot
Agreement,  not to  exceed  five  months  (the  "Pilot  Period").  At any time during the Pilot  Period,  additional  Modules  may be added if agreed upon by
WPM and Cymedix.  At the end of the Pilot  Period,  if the Pilot  Criteria are
satisfied,  WPM will assist  Cymedix in securing  definitive  agreements  with
Health Plans for the  implementation  of Production  Programs (the "Production
Program   Agreements").   It  is  anticipated  that  the  Production   Program
Agreements  will provide for terms  ending no earlier than  December 31, 2000, with  automatic  annual  renewal  terms subject to  termination  by the Health
Plans only upon 60 days' notice prior to the end of the current term.

      Documentation  for the Pilot Program.  It is anticipated  that the Pilot
Agreement  will cover the  following  points in  addition  to those  addressed elsewhere in this letter:

o     Personnel - Identification  of technical and business contact  personnel at each organization participating in the Pilot Program

o     Marketing - Specifications  for sharing of sales and marketing  expenses and responsibilities

o     Technical Map - Specification  of installation  tasks and  requirements, including any requirements by WPM for Software customization

o     Scheduling - Specification  of time frames and target  completion  dates for each identified task

o     Budgeting -  Memorialization  of any cost sharing  arrangements  for the
         Pilot Program

o     Transaction  Fees -  Specification  of transaction  fees to apply during the Pilot Period

Fees for the Production  Programs  During the  continuation of each Production
Program,  Cymedix  intends to invoice  the Health Plan for a monthly fee equal to the  greater  of  (a) $# for  each  Production  Provider  location  covered thereunder or (b) the total of all transactions by those Production  Providers at $# per transaction (collectively, the "Production Fee Target").

      Revenue  Sharing.  If WPM  agrees to  utilize  Cymedix  as it  preferred
Internet  transaction  service  provider,  Cymedix will provide WPM with #% of the  revenue  received  by  Cymedix  for  each  completed  Production  Program transaction  with a Health Plan  affiliated (by  ownership)  with WPM's parent company and #% of the revenue for all  Production  Program  transactions  with
other   (nonaffiliated)   Health  Plans   referred  by  WPM.   These   sharing
arrangements  will be contingent on achieving the  Production  Fee Target.  If transaction  fees are  negotiated  below the  Production  Fee  Target  for any reason,  the foregoing  sharing  rations will be reduced to #% for  affiliated
Health Plans and #% for  nonaffiliated  Health Plans.  Cymedix will make these payments  monthly  within  15 days  after  receiving  revenues  from  invoiced transactions.

      WPM Warrants.  Upon your acceptance of this proposal,  Medix  Resources,
Inc.,  the parent  company of Cymedix  ("Medix"),  will issue to WPM five-year warrants (the  "Warrants") to purchase up to 6,000,000  shares of Medix common stock (the  "Warrant  Shares") a the  exercise  prices  set forth  below.  The number of warrants  available to WellPoint will be equal to 19.9%,  on a fully diluted basis  calculated  as of the date of issuance,  of the total number of
outstanding   shares  of  Medix  common  stock.   The  warrants  will  contain
customary antidilution provisions for extraordinary  transactions and issuance of stock below fair market value.  The Warrants will be  transferable in whole or in part only to affiliates of WPM and will vest incrementally as follows:

    Number of
 Warrant Shares    Exercise Price                    Vesting Event
---------------    --------------  -------------------------------------------------
    1,000,000          $   .30     Completion  by WPM of tasks set forth on Schedule
                                   A hereto
    1,000,000              .30     Execution  of the  Pilot  Agreement  by  WPM  and
                                   Cymedix
    1,000,000              .30     25,000 total Providers in the Production Programs
    1,000,000              .50     50,000 total Providers in the Production Programs
    1,000,000              .50     75,000 total Providers in the Production Programs
    1,000,000              .50     100,000   total   Providers  in  the   Production
                                   Programs
------------------------------------------------------------------------------
      Board Seats.  Medix will  nominate a WellPoint  designee for  membership on its Board of Directors.

      Confidentiality.  The parties  acknowledge  that their  discussions  and implementation  of the Pilot  Program may entail the exchange of  confidential
information,   including   technical   specifications  for  the  Software  and
information about business methods,  operations and prospects, costs, markets, pricing  policies,  technical  processes  and  applications  and  confidential patient  records  ("Information").  Each  party  agrees  that,  subject to the exceptions set forth below, for five years after the date hereof,  it will (a)
keep  all   Information   confidential,   (b)  refrain  from   disclosing  any
Information  to any  person or firm,  other  their  respective  employees  and agents  having a need to know and (c)  refrain  from  using  any  Information, directly or indirectly, for its own benefit or the benefit of any affiliate.

      For  purposes  of  this  undertaking,   Information  shall  not  include
information  that (a) is in the public  domain at the time of  disclosure to a party,  (b) becomes  part of the public  domain  after  disclosure  to a party through no fault,  act or failure to act, error or breach of this  undertaking by the recipient, (c) is known to the party at the time of disclosure,  (d) is discovered by the party  independently,  (e) is required by order,  stature or regulation of any  government  authority to be disclosed to any court or other body,  provided that the party shall notify the other party thereof to provide or afford it the opportunity to obtain a protective order or other relief,  or
(f) is obtained  from a third party who has acquired a legal right to disclose the specific information.

      In  addition  to  any  other   remedies  for  breach  of  the  foregoing
confidentiality  undertakings,  the  parties  will be  entitled  to  equitable relief in the event of any breach or threatened  breach thereof.  In the event of litigation  relating  thereto,  the  prevailing  party shall be entitled to recover the reasonable legal fees incurred in connection therewith,  including any appeal therefrom.

      Publicity.  Neither  party  shall use the name of the other party in any marketing,  advertising or other public  announcement about the subject matter of this letter  without the other party's  written  consent.  A party desiring to make a public  disclosure  shall submit a draft thereof for prior  approval by the other  party,  which  will use its best  efforts  to  provide  comments thereon within 48 hours.

      We appreciate the  opportunity to work with you on this project.  Please acknowledge  your  acceptance of this letter of intent on the foregoing  terms by  countersigning  a copy of this letter in the space  provided and returning the countersigned copy to us.

Sincerely yours,

CYMEDIX LYNX CORPORATION                        MEDIX RESOURCES, INC.

By:/s/John P. Yeros                             By:/s/John P. Yeros
   John P. Yeros,                                  John P. Yeros,
   Chief Executive Officer                         Chief Executive Officer

AGREED TO AND ACCEPTED
This 8th day of September, 1999

PROFESSIONAL CLAIMS SERVICES, INC.

By:/s/Michael Nameth
   Michael Nameth
   General Manager

                                                                    Schedule A

            Initial Pilot Tasks for WellPoint Pharmacy Management

      WellPoint   Pharmacy   Management   ("WPM")  will  be  responsible   for
completing the following tasks as soon as practicable  after acceptance of the accompanying  letter agreement.  Capitalized terms used in this Schedule A and not otherwise  defined shall have the respective  meanings ascribed to them in the letter of intent.

      1.    WPM will provide a secured,  non-dial up Internet  access to the Cymedix host PC located on site at WPM, within WellPoint security policy.

      2.    WPM will replace  current pilot  equipment from Cymedix with  equivalent or better  equipment  to serve as the WPM PC and  Cymedix  host PC dedicated to the Pilot Program.

      3.    WPM and Cymedix will create a task plan  (Project  Plan)  outlining  the remaining  information systems issues to be resolved for the Pilot and  Production  Programs.  Both  parties  will work  together  to
            resolve   those   issues   to   meet   the   time   schedule   and
            responsibilities outlined in the Project Plan.